CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 15, 2022, relating to the financial statements and financial highlights, which appears in AST Cohen & Steers Realty Portfolio, AST Emerging Markets Equity Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST International Growth Portfolio, AST International Value Portfolio, AST J.P. Morgan International Equity Portfolio, AST Jennison Large-Cap Growth Portfolio, AST Large-Cap Core Portfolio, AST Large-Cap Value Portfolio, formerly known as AST Hotchkis & Wiley Large Cap Value, AST Loomis Sayles Large-Cap Growth Portfolio, AST MFS Global Equity Portfolio, AST MFS Growth Portfolio, AST Mid-Cap Growth Portfolio, AST Mid-Cap Value Portfolio, AST Small-Cap Growth Portfolio, AST Small-Cap Growth Opportunities Portfolio, AST Small-Cap Value Portfolio, AST T. Rowe Price Large-Cap Growth Portfolio, AST T. Rowe Price Large-Cap Value Portfolio, AST T. Rowe Price Natural Resources Portfolio and AST Wellington Management Hedged Equity Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 17, 2022, relating to the financial statements and financial highlights, which appears in AST Bond Portfolio 2022, AST Bond Portfolio 2023, AST Bond Portfolio 2024, AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032, AST Cohen & Steers Global Realty Portfolio, AST Core Fixed Income Portfolio, formerly known as AST Western Asset Core Plus Bond Portfolio, AST Government Money Market Portfolio, AST High Yield Portfolio, AST Investment Grade Bond Portfolio, AST Quantitative Modeling Portfolio, AST Western Asset Emerging Markets Debt Portfolio and AST Multi-Sector Fixed Income Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 24, 2022, relating to the financial statements and financial highlights, which appears in AST Academic Strategies Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST AllianzGI World Trends Portfolio, AST Balanced Asset Allocation Portfolio, AST BlackRock Global Strategies Portfolio, AST Capital Growth Asset Allocation Portfolio, AST ClearBridge Dividend Growth Portfolio, AST J.P. Morgan Global Thematic Portfolio, AST J.P. Morgan Tactical Preservation Portfolio, AST MFS Growth Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Prudential Growth Allocation Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Growth Opportunities Portfolio, AST American Funds Growth Allocation Portfolio, AST BlackRock 60/40 Target Allocation ETF Portfolio, AST BlackRock 80/20 Target Allocation ETF Portfolio, AST Franklin 85/15 Diversified Allocation Portfolio, AST Global Bond Portfolio, AST Prudential Flexible Multi-Strategy Portfolio, AST QMA International Core Equity Portfolio and AST T. Rowe Price Diversified Real Growth Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021.

We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 11, 2022